EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No.'s 33-68376, 33-99852, 333-4160, 333-32033, and 333-53495 each on Form S-3, and in Registration Statement No.'s 33-68354, 333-27827, and 333-62653 each on Form S-8, of Industrial Holdings, Inc. of our report dated June 18, 1999 appearing in this Current Report on Form 8-K of Industrial Holdings, Inc. dated August 17, 1999.

Deloitte & Touche LLP

Houston, Texas
August 17, 1999